Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Clarus Therapeutics Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Other	Units, each consisting of:(2)(3)	Other	—	—	—	—	$0

Fees to Be Paid	Equity	(i) one share of Common Stock, par value $0.0001 per share, or one pre-funded warrant to purchase one share of Common Stock(2)(3)(5)(6)	457(o)	—	—	$9,200,000	0.0000927	$852.84

Fees to Be Paid	Other	(ii) One Class A Warrant for the purchase of one share of Common Stock(4)	Other	—	—	—	—	$0

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, underlying Class A Warrants(2)(3)	457(o)	—	—	$9,200,000	0.0000927	$852.84

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, underlying pre-funded warrants(2)(3)(4)(5)	Other	—	—	—	—	$0

Fees to Be Paid	Other	Underwriter’s warrants(4)	Other	—	—	—	—	$0

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, underlying underwriter’s warrants(2)(7)	457(g)	—	—	$506,000	0.0000927	$46.91

Fees Previously Paid	Other	Units, each consisting of:(2)(3)	Other	—	—	—	—	$0

Fees Previously Paid	Equity	(i) one share of Common Stock, par value $0.0001 per share, or one pre-funded warrant to purchase one share of Common Stock(2)(3)(5)(6)	457(o)	—	—	$19,550,000	0.0000927	$1,812.29

Fees Previously Paid	Other	(ii) One Class A Warrant for the purchase of one share of Common Stock(4)	Other	—	—	—	—	$0

Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share, underlying Class A Warrants(2)(3)	457(o)	—	—	$19,550,000	0.0000927	$1,812.29

Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share, underlying pre-funded warrants(2)(3)(4)(5)	Other	—	—	—	—	$0

Fees Previously Paid	Other	Underwriter’s warrants(4)	Other	—	—	—	—	$0

Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share, underlying underwriter’s warrants(2)(7)	457(g)	—	—	$1,075,250	0.0000927	$99.68

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$59,081,250		$5,476.85

	Total Fees Previously Paid							$3,724.25

	Total Fee Offsets							$0

	Net Fee Due							$1,752.59

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

In addition to the shares of common stock set forth in this table, pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of shares of common stock as may become issuable after the date hereof as a result of stock splits, stock dividends, or pursuant to the anti-dilution adjustment provisions of the warrants registered hereby.

(3)	Includes common shares, Class A Warrants and pre-funded warrants that may be sold pursuant to the underwriters’ over-allotment option
(4)	No fee pursuant to Rule 457(g) of the Securities Act.
(5)

The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants, and pursuant to the underwriters’ over-allotment option) if any, is $19,550,000.

(6)

The registrant may issue pre-funded warrants to purchase shares of common stock in the offering. The purchase price of each pre-funded warrant and accompanying Class A warrant will equal the price per share at which Units comprising shares of common stock and accompanying Class A Warrants are being sold to the public in this offering, minus the pre-funded portion of the exercise price.

(7)

The underwriter’s warrants are exercisable for a number of shares of common stock equal to up to 5% of the number of shares of common stock and pre-funded warrants in the Units sold in this offering, including upon exercise the option to purchase additional securities, at an exercise price equal to 110% of the public offering price per Unit.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A